UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023
________________________
BALLY'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition.
On May 9, 2022, Bally's Corporation ("Bally's") published a press release to report its financial results for the first quarter ended March 31, 2023. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2023, Robert Lavan resigned as Executive Vice President and Chief Financial Officer of Bally’s Corporation. Following his departure, Mr. Lavan will be available to management, as needed, to ensure a seamless transition. The separation was not the result of any disagreement with Bally’s.

On May 5, 2023, Bally’s appointed Marcus Glover, age 48, as Bally’s Executive Vice President and Chief Financial Officer. Mr. Glover is a senior executive in the hospitality and gaming industry with more than 20 years of experience. Most recently, Mr. Glover served as Chief Strategy Officer for QPSI LLC, a supply chain solutions and contract packaging company, where he was responsible for developing and executing the business’s growth strategy. Prior to that, Mr. Glover served as President and Chief Operating Officer of the Borgata Hotel, Casino & Spa, and President and Chief Operating Officer of the Beau Rivage Resort & Casino. Mr. Glover was also a senior executive with Caesars Entertainment in various positions, including Senior Vice President & General Manager for the Horseshoe Casino and Thistledown Racino, Assistant General Manager at Harrah’s/Caesars Entertainment in St. Louis, Missouri, and Vice President of Operations at Harrah’s/Caesars Entertainment in Biloxi, Mississippi. Mr. Glover holds an M.B.A. from The Duke University Fuqua School of Business and received a B.A. in Business Administration, Finance from Morehouse College.

Mr. Glover has entered into an employment agreement with Bally’s under which Mr. Glover’s annual compensation will consist of a base salary of $625,000, which will be adjusted annually, and a potential target bonus of 100% of base salary. Upon appointment, Mr. Glover will be eligible to receive future equity grants in form and amounts to be determined by the compensation committee of Bally’s board of directors. Mr. Glover’s employment agreement is attached as Exhibit 10.1.

Mr. Glover’s appointment as Bally’s Executive Vice President and Chief Financial Officer is subject to receipt of customary regulatory approvals.

Item 8.01    Other Events.
On May 9, 2023, Bally’s published a press release announcing Mr. Glover’s appointment as Executive Vice President and Chief Financial Officer and Jaymin B. Patel’s appointment as Vice Chair of the Board of Directors (the “Board”) and Chair of the Board’s newly created Operational Integration Committee. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated May 8, 2023, by and between Bally’s Corporation and Marcus Glover
99.1	Press Release of Bally's Corporation dated May 9, 2023
99.2	Press Release of Bally's Corporation Related to CFO Appointment, Vice Chair Appointment and Operational Integration Committee dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Kim Barker Lee
Name:	Kim Barker Lee
Title:	Executive Vice President and Chief Legal Officer

Date: May 9, 2023